UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

☑ Filed by the Registrant                                                                     ☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-12

GENERAL MOTORS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and  identify the filing for which the offsetting fee was paid previously. Identify the previous filing by  registration statement number, or the Form or Schedule and the date of its filing.

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On May 24, 2017, John Quattrone, Senior Vice President, Global Human Resources, and Jill Sutton, Corporate Secretary and Deputy General Counsel, of General Motors Company (the “Company”) issued the following letter to certain employees of the Company:

Dear Colleagues,

GM’s Annual Meeting of Shareholders will be held on June 6, 2017.

If you owned GM shares on April 7, 2017 (the record date for voting) you should have received proxy materials and additional reminders in the mail, each with instructions on how to vote. The time of delivery varies based on geographic location. If you have not received any information about the voting process, or believe that your proxy materials may have been lost, please call our proxy solicitor, Innisfree M&A Incorporated:

Shareholders (within the U.S. and Canada), call toll-free: +1 (877) 825-8964

Shareholders (outside the U.S. and Canada), call: +1 (412) 232-3651

Please vote your shares. Your vote is important. You can vote your shares online, by telephone or by returning the WHITE proxy card or voting instruction form mailed to you. To vote you will need the unique control number printed on your proxy materials. If you cannot find your control number, Innisfree can help you when you call one of the numbers listed above.

We recently launched a new website, GMProxy.com, which is prominently featured and accessible on the GM Investor Relations home page on gm.com. At GMProxy.com, you can read and print our proxy statement that we filed with the U.S. Securities and Exchange Commission, as well as other materials related to the annual meeting and proxy fight. These materials contain important information about matters that will be voted on at the annual meeting. Please bookmark the page for the most up-to-date public information on the proxy contest.

Thank you for taking the time to consider these important company matters and for voting your shares.

Kind regards,

John Quattrone

Senior Vice President

Global Human Resources

Jill Sutton

Corporate Secretary and Deputy General Counsel,

Corporate, Finance & Strategic Transactions

Important Additional Information Regarding Proxy Solicitation: General Motors Company (“GM”) has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for GM’s 2017 Annual Meeting. GM, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of GM’s directors and executive officers and their respective interests in GM by security holdings or otherwise is set forth in the definitive proxy statement. Details concerning the nominees of GM’s Board of Directors for election at the 2017 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the definitive proxy statement and other relevant documents filed by GM free of charge from the SEC’s website, www.sec.gov. GM’s shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed by GM by directing a request by mail to GM Shareholder Relations at General Motors Company, Mail Code 482-C23-D24, 300 Renaissance Center, Detroit, Michigan 48265 or by email to shareholder.relations@gm.com, by calling GM’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-825-8964, or from the investors section of GM’s website, http://www.gm.com/investors.